                                                                   EXHIBIT 10.38

                                FOURTH AMENDMENT

        This FOURTH AMENDMENT dated as of November 14, 2000 (this "Amendment"), is made by and among (a) MERCURY AIR GROUP INC., a New York corporation (the "Borrower"), having its principal place of business at 5456 McConnell Avenue, Los Angeles, California 90066, (b) the direct and indirect Subsidiaries of the Borrower listed as Guarantors on the signature pages hereto (the "Guarantors"),
(c) FLEET NATIONAL BANK (formerly known as BankBoston, N.A.), a national banking association, as agent (in such capacity the "Agent") for the Banks referred to below; and (d) FLEET NATIONAL BANK and the other financial institutions from time to time parties to the Credit Agreement referred to below (collectively, the "Banks"). Terms defined in the Credit Agreement referred to below that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

        WHEREAS, the Borrower, the Banks and the Agent are parties to that certain Revolving Credit and Term Loan Agreement dated as of March 2, 1999 (as amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement"); and

        WHEREAS, the Borrower has requested that the Credit Agreement be amended in order to provide, among other things, that (i) following a Permitted Acquisition certain financial covenants be calculated on a Pro Forma Basis, (ii) usage of the revolving credit facility be measured against a borrowing base, and
(iii) the compliance levels of certain financial covenants be adjusted; and

        WHEREAS, the Agent and the Banks have agreed, subject to the terms and conditions set forth in this Amendment, to an amendment to provide for such changes;

        NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT. Subject to the satisfaction of the conditions set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

        (a) Amendment to Definitions. Section 1.1 of the Credit Agreement is hereby amended by inserting therein the following new definitions in the appropriate place in the alphabetical order:

            "Accounts Receivable. All rights of the Borrower or any of its Domestic Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower or any of its Domestic Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, as recorded on books of account in accordance with generally accepted accounting principles; provided that upon the occurrence of the Upgrade Date there shall be excluded from Accounts Receivable that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions."

            "Borrowing Base. At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report delivered to the Banks and the Agent pursuant to Section 12.4(k), which is equal to:

                (a) eighty percent (80%) of Eligible Accounts Receivable for which invoices (on the Borrower's or the applicable Domestic Subsidiary's standard payment terms) have been issued and are payable; minus

                (b) the Tax Reserve then in effect."

            "Borrowing Base Report. A Borrowing Base Report signed by the chief financial officer of the Borrower and in substantially the form of Exhibit E hereto."

            "Eligible Accounts Receivable. The aggregate of the unpaid portions of Accounts Receivable (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) (i) that the Borrower reasonably and in good faith determines to be collectible unless the Agent determines in its discretion that any such Account Receivable is not collectible; provided that if determined not to be collectible, such Accounts Receivable may be included to the extent insured by insurance naming the Agent as loss payee; (ii) that are with account debtors or other obligors that (A) are not Affiliates of the Borrower or any of its Subsidiaries, (B) purchased the goods or services giving rise to the relevant Account Receivable in an arm's length transaction, (C) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (D) are, in the Agent's reasonable judgment, creditworthy; (iii) that are in payment of obligations that have been fully performed, do not consist of progress billings or bill and hold invoices and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor; (iv) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents; (v) in which the Agent has a valid and perfected first priority security interest;
        (vi) that are not outstanding for more than thirty (30) days past the date payment thereof is due as set forth on the respective original invoices therefor; (vii) that are not due from an account debtor or other obligor located in Minnesota unless the Borrower or the applicable Domestic Subsidiary to whom such Account Receivable is owing (A) has received a certificate of authority to do business and is in good standing in such state or (B) has filed a notice of business activities report with the appropriate office or agency of such state for the current year; (viii) that are not due from any single account debtor or other obligor if more than twenty percent (20%) of the aggregate amount of all Accounts Receivable owing from such account debtor or other obligor are outstanding for more than sixty (60) days past the date payment thereof is due as set forth on the respective original invoices therefor; (ix) that are payable in Dollars; and (x) that are not secured by a letter of credit unless the Agent has a prior, perfected security interest in such letter of credit."

            "Tax Reserve. At any time of reference, an amount (not less than zero) equal to the net liability account for sales, use and property taxes in respect of goods sold, leased or otherwise marketed and services rendered by the Borrower and its Domestic Subsidiaries, as recorded on the books of account of the Borrower and its Domestic Subsidiaries in accordance with generally accepted accounting principles; provided that upon occurrence of the Upgrade Date the Tax Reserve shall be deemed to be reduced to zero."

            "Upgrade Date. The date of implementation (as a fully operational, tested and accepted system) by the Borrower and its Domestic Subsidiaries of a computer information processing system capable of accurately determining the portion of Accounts Receivable corresponding to sales, use or property taxes in respect of the transactions giving rise to such Accounts Receivable."

        (b) Amendment to Definition of Pro Forma Basis. The definition of the term Pro Forma Basis is hereby amended by deleting such definition in its entirety and by replacing it with the following new definition:

            "Pro Forma Basis. In connection with any proposed Permitted Acquisition, Pro Forma Basis shall mean that the calculation of compliance with the financial covenants set forth in Section 14 hereof by the Borrower and its Subsidiaries (including the Person or asset(s) to be acquired) shall be made by combining the audited historical financial results of such Person for the Test Period ending immediately prior to the date of such proposed Permitted Acquisition with the audited historical financial results of the Borrower and its Subsidiaries for such Test Period as if such Permitted Acquisition occurred on the first day of such Test Period, adjusted in the manner described in (i), (ii) and (iii) below. Following a Permitted Acquisition, Pro Forma Basis shall mean that the calculation of compliance with the financial covenants set forth in Section 14 hereof for the fiscal quarter in which such Permitted Acquisition occurred and each of the three fiscal quarters immediately following such Permitted Acquisition shall be made by combining the audited historical financial results of such Person for the portion of the applicable Test Period occurring prior to the date of such

        Permitted Acquisition with the audited historical financial results of the Borrower and its Subsidiaries for such portion of such Test Period as if to such Permitted Acquisition occurred on the first day of such Test Period, adjusted in the manner described in (i), (ii) and (iii) below. In each case, in the event that no audited historical financial results are available or in the event that such Permitted Acquisition is an asset acquisition, such calculations shall be made with reference to such management certified financial results of such Person (or the financial results attributable to such assets) and of the Borrower and its Subsidiaries as shall be reasonably acceptable to the Agent. The following adjustments to such combined financial results shall be made:

                      (i) all Indebtedness (whether under this Credit Agreement
               or otherwise) and any other balance sheet adjustments incurred or made in connection with the Permitted Acquisition shall be deemed to have been incurred or made on the first day of the Test Period, and all Indebtedness of the Person acquired or to be acquired in such Permitted Acquisition which was or will have been repaid in connection with the consummation of the Permitted Acquisition shall be deemed to have been repaid concurrently with the incurrence of the Indebtedness incurred in connection with the Permitted Acquisition;

                      (ii) all Indebtedness assumed to have been incurred
               pursuant to the preceding clause (i) shall be deemed to have borne interest at the sum of (a) the arithmetic mean of (x) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the first day of the Test Period and (y) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the last day of the Test Period plus (b) the Applicable Margin then in effect; and

                      (iii) other reasonable cost savings, expenses and other
               income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such Permitted Acquisition as may be approved by the Agent in writing (which approval shall not be unreasonably withheld) shall be deemed to have been realized on the first day of the Test Period.

        Notwithstanding and in lieu of the forgoing, after giving effect to the Borrower's acquisitions of fixed based operators in Birmingham, AL, Tulsa, OK and Fort Wayne, IN, Consolidated EBITDA on a Pro Forma Basis for the period of four fiscal quarters ending on each of the dates set forth in the table below, for purposes of the Leverage Ratio (for purposes of Section 14.1), the Senior Debt Ratio (for purposes of
        Section 14.2), and Consolidating Operating Cash Flow (for purposes of
        Section 14.3), shall be the actual Consolidated EBITDA of the Borrower and its Subsidiaries for such period plus the amount set forth opposite such date in such table; provided that any other calculations of compliance with the financial covenants set forth in Section 14 (or components thereof) on a Pro Forma Basis shall be determined in accordance with the foregoing definition:

                Four Fiscal Quarters Ending                Consolidated EBITDA Increase
                ---------------------------                ----------------------------
                    September 30, 2000                              $2,000,000
                     December 31, 2000                              $1,350,000
                      March 31, 2001                                 $700,000
                       June 30, 2001                                 $217,000"

        (c) Amendment to Definition of Applicable Margin. The definition of the term Applicable Margin is hereby amended by deleting the table set forth in such definition in its entirety and by replacing it with the following new table:

                                                     BASE
                                                     RATE       EURODOLLAR RATE
    "LEVEL               SENIOR DEBT RATIO           LOANS           LOANS
    ------         ------------------------------    -----      ---------------
    I              > 2.75:1.00                       0.50%           2.75%
                   -
    II             >  2.25:1.00  and  less  than     0.25%           2.50%
                   -
                   2.75:1.00
    III            >  1.75:1.00  and  less  than     0.00%           2.00%
                   -
                   2.25:1.00
    IV             >  1.25:1.00  and  less  than     0.00%           1.50%
                   -
                   1.75:1.00
    V              < 1.25:1.00                       0.00%           1.25%"

        (d) Amendment to Section 2.1. Section 2.1 of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following sentence:

        "Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Revolving Credit Commitment minus such Bank's Revolving Credit Commitment Percentage of the sum of (i) the Maximum Drawing Amount, (ii) all Unpaid Reimbursement Obligations and (iii) the aggregate principal amount of all

        Swing Line Loans; provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount, all Unpaid Reimbursement Obligations and the aggregate principal amount of all Swing Line Loans shall not at any time exceed the lesser of (x) Total Revolving Credit Commitment and
        (y) the Borrowing Base."

        (e) Insertion of New Section 2.10. The Credit Agreement is hereby amended by inserting the following new Section 2.10 immediately after Section
2.9 thereof:

               "2.10. CHANGE IN BORROWING BASE. The Borrowing Base shall be determined monthly (or at such other interval as may be specified pursuant to Section 12.4(k)) by the Agent by reference to the Borrowing Base Report delivered to the Banks and the Agent pursuant to Section 12.4(k)."

        (f) Amendment to Section 3.2. Section 3.2 of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following sentence:

        "If at any time the sum of the outstanding principal amount of the Revolving Credit Loans, the outstanding principal amount of the Swing Line Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the lesser of (x) the Total Revolving Credit Commitment and (y) the Borrowing Base, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Swing Line Loans; third, to the Revolving Credit Loans; and fourth, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 5.2(b) and (c)."

        (g) Amendment to Section 5.1.1. Section 5.1.1 of the Credit Agreement is hereby amended by deleting the proviso at the end of the first sentence thereof in its entirety and replacing it with the following proviso:

        "provided, however, that, after giving effect to such request, at no time shall (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceed the Letter of Credit Limit in effect at such time, and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations,
        (iii) the amount of all Swing Line Loans outstanding, and (iv) the amount of all Revolving Credit Loans outstanding exceed the lesser of
        (x) Total Revolving Credit Commitment and (y) the Borrowing Base."

        (h) Amendment to Section 6.1. Section 6.1 of the Credit Agreement is hereby amended by inserting the following new sentence at the end of such section:

       "No amounts repaid or prepaid with respect to the Acquisition Loans may be reborrowed, and upon each repayment or prepayment of the Acquisition

       Loans, the Total Acquisition Loan Commitment shall be automatically reduced by the amount of such prepayment or repayment."

        (i) Amendment to Section 12.4. Section 12.4 of the Credit Agreement is hereby amended by replacing the period at the end of subsection (j) thereof with a semicolon and the word "and" and by inserting immediately thereafter the following new subsection:

               "(k) within twenty-five (25) days after the end of each calendar month or at such earlier time as the Agent may reasonably request, a Borrowing Base Report setting forth the Borrowing Base as at the end of such calendar month or other date so requested by the Agent."

        (j) Insertion of New Section 12.9.5. The Credit Agreement is hereby amended by inserting the following new Section 12.9.5 immediately after Section
12.9.4 thereof:

               "12.9.5. COLLATERAL REPORTS. No more frequently than two (2) times during each calendar year, or more frequently as determined by the Agent if an Event of Default shall have occurred and be continuing, upon the request of the Agent, the Borrower will obtain and deliver to the Agent, or, if the Agent so elects, will cooperate with the Agent in the Agent's obtaining, a report of an independent collateral auditor satisfactory to the Agent (which may be affiliated with one of the Banks) with respect to the Accounts Receivable included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts Receivable (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrower or its applicable Subsidiary). All such collateral value reports shall be conducted and made at the expense of the Borrower."

        (k) Amendment to Section 14.1. Section 14.1 of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and by replacing it with the following new table and text:

                       "Fiscal Quarter Ending                           Ratio
                    -----------------------------                       -----
                      Closing Date -- 6/29/2000                     4.00 to 1.00
                        6/30/2000 -- 9/29/2000                      3.75 to 1.00
                        9/30/2000 -- 6/29/2001                      3.65 to 1.00
                        6/30/2001 -- 6/29/2002                      3.50 to 1.00
                    6/30/2002 and for each fiscal                   3.25 to 1.00
                      quarter ending thereafter

        To the extent a Permitted Acquisition has occurred during any period of four consecutive fiscal quarters being tested in the foregoing covenant, the calculation of compliance with such covenant will be determined on a Pro Forma Basis."

        (l) Amendment to Section 14.2. Section 14.2 of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and by replacing it with the following new table and text:

                   "Fiscal Quarter Ending                           Ratio
               -----------------------------                        -----
                  Closing Date -- 6/29/2000                     3.25 to 1.00
                   6/30/2000 -- 9/29/2000                       3.00 to 1.00
                   9/30/2000 -- 6/29/2002                       2.75 to 1.00
                   6/30/2002 -- 6/29/2003                       2.65 to 1.00
               6/30/2003 and for each fiscal                    2.50 to 1.00
                 quarter ending thereafter

        To the extent a Permitted Acquisition has occurred during any period of four consecutive fiscal quarters being tested in the foregoing covenant, the calculation of compliance with such covenant will be determined on a Pro Forma Basis."

        (m) Amendment to Section 14.3. Section 14.3 of the Credit Agreement is hereby amended by deleting the table set forth therein it its entirety and by replacing it with the following new table and text:

                   "Fiscal Quarter Ending                           Ratio
                -----------------------------                       -----
                  Closing Date -- 9/29/2000                     1.25 to 1.00
                9/30/2000 and for each fiscal                   1.30 to 1.00
                  quarter ending thereafter

        To the extent a Permitted Acquisition has occurred during any period of four consecutive fiscal quarters being tested in the foregoing covenant, the calculation of compliance with such covenant will be determined on a Pro Forma Basis."

        (n) Deletion of Section 14.5. Section 14.5 of the Credit Agreement is hereby deleted in its entirety and replaced with the words "[Intentionally Omitted]".

        (o) Insertion of New Section 16.6. The Credit Agreement is hereby amended by inserting the following new Section 16.6 immediately after Section
16.5 thereof:

               "16.6. BORROWING BASE REPORT. The Agent shall have received the most recent Borrowing Base Report required to be delivered to the Agent in accordance with Section 12.4(k) and, if requested by the Agent, a Borrowing Base Report dated within five (5) days of the Drawdown Date of such Loan or of the date of issuance, extension or renewal of such Letter of Credit."

        (p) Amendment to Exhibits. The Credit Agreement is hereby amended by attaching as Exhibit E thereto the form of Borrowing Base Certificate attached to this Amendment as Exhibit E.

        SECTION 2. GUARANTORS' CONSENT. Each of the Guarantors hereby consents to the amendments to the Credit Agreement set forth in this Amendment, and each confirms its obligation to the Agent and the Banks under its Guaranty and agrees that its guaranty of the Obligations thereunder shall extend to and include the Credit Agreement as amended by this Amendment.

        SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS; NO DEFAULT; AUTHORIZATION. The Borrower hereby represents, warrants and covenants to the Agent and the Banks as follows:

        (a) each of the representations and warranties of the Borrower contained in the Credit Agreement was true as of the date as of which it was made and is true as and at the date of this Amendment, and after giving effect to this Amendment and the amendment and waiver of the WMF Purchase Agreement referred to in Section 4 below, no Default or Event of Default has occurred and is continuing;

        (b) this Amendment has been duly authorized, executed and delivered by each of the Borrowers and Guarantors and is in full force and effect; and

        (c) upon the execution and delivery of this Amendment by the respective parties hereto, this Amendment shall constitute the legal, valid and binding obligation of the Borrowers and the Guarantors, enforceable in accordance with its terms, except that the enforceability thereof may be subject to any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally.

        SECTION 4. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

        (a) This Amendment shall have been duly executed and delivered by the Borrower, each Guarantor, the Agent and each Bank and shall be in full force and effect.

        (b) The receipt by the Agent of a certified copy of a duly executed amendment and waiver to that certain Securities Purchase Agreement (the "WMF Purchase Agreement") dated as of September 10, 1999, between the Borrower and WMF, whereby WMF agrees to (i) amend Section 9.8 of the WMF Purchase Agreement, and (ii) waive noncompliance (if any) by the Borrower with certain financial covenants contained in Section 9.8 of the WMF Purchase Agreement, in each case in form and substance satisfactory to the Agent. The Agent shall have received evidence satisfactory to it that all conditions to the effectiveness of such amendment and waiver shall have been satisfied.

        SECTION 5. INITIAL BORROWING BASE REPORT. The Borrower covenants and agrees that it shall deliver an initial Borrowing Base Report as at the end of the immediately preceding month to the Agent and the Banks no later than the earlier to occur of (i) November 30, 2000, or (ii) five (5) days prior to the Drawdown Date of any Revolving Credit Loan or Letter of Credit requested hereunder.

        SECTION 6. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

        SECTION 7. NO IMPLIED WAIVER. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligations of any of the Borrowers or Guarantors or any right of the Agent or any Bank consequent thereon.

        SECTION 8. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

        SECTION 9. GOVERNING LAW. THIS AMENDMENT SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICTS OF LAW).

        IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first above written.

                      Borrower:      MERCURY AIR GROUP, INC.


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


                      Guarantors:    MAYTAG AIRCRAFT CORPORATION





                                     By:
                                        ----------------------------------------
                                         Name:
                                         Title:


                                     MERCURY AIR CARGO, INC.


                                     By:
                                        ----------------------------------------
                                         Name:
                                         Title:


                                     MERCURY ACCEPTANCE
                                     CORPORATION


                                     By:
                                        ----------------------------------------
                                         Name:
                                         Title:


                                     EXCEL CARGO, INC.


                                     By:
                                        ----------------------------------------
                                         Name:
                                         Title:

                                     MERCURY AIR CENTERS, INC.
                                     (f/k/a Wofford Flying Service, Inc.)


                                     By:
                                        ----------------------------------------
                                         Name:
                                         Title:

                                     AEG FINANCE CORPORATION


                                     By:
                                        ----------------------------------------
                                         Name:
                                         Title:


                                     RPA AIRLINE AUTOMATION SERVICES,
                                     INC.(f/k/a Rene Perez and Associates, Inc.)


                                     By:
                                        ----------------------------------------
                                         Name:
                                         Title:


                                     HERMES AVIATION, INC.


                                     By:
                                        ----------------------------------------
                                         Name:
                                         Title:


                                     VULCAN AVIATION, INC.


                                     By:
                                        ----------------------------------------
                                         Name:
                                         Title:

               Agent and Banks:      FLEET NATIONAL BANK
                                     (f/k/a BankBoston, N.A.),
                                     individually and as Agent


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     SANWA BANK CALIFORNIA


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     MELLON BANK, N.A.


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     UNION BANK OF CALIFORNIA,
                                     N.A.


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title: